EXHIBIT 4.1
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                                TECHNITROL, INC.
                             2001 STOCK OPTION PLAN


     1.   PURPOSE OF THE PLAN.

     Pursuant to the terms and conditions contained in the Technitrol, Inc. Incentive Compensation Plan, this Stock Option Plan ("Plan") was adopted by the Board of Directors of Technitrol, Inc. on February 13, 2001. The purpose of this Plan is to advance the interests of the Company through providing key Employees of the Company with the opportunity to acquire Shares of Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key Employees of the Company and its Designated Affiliates to promote the success of the business. It is the intention of the Company in establishing this Plan that the Options granted to Participants pursuant to this Plan shall not be "incentive stock options" within the meaning of Section 422 of the Code. This Plan is established by the Committee pursuant to the Technitrol, Inc. Incentive Compensation Plan.

     2.   DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a)  "Affiliate"  shall  mean  any  "parent   corporation"  or  "subsidiary
corporation"  of the  Company,  as such terms are defined in Section  424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Section 5(c).

     (c) "Awards" shall mean Options that are granted by the Committee to Participants.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Change in Control" shall mean the occurrence of either of the following events: (1) any "Person" or "Persons" as defined in Sections 13(d) and 14(b) of the Securities Exchange Act of 1934, as amended (the "Act") is or becomes the "Beneficial Owner" (as defined in Rule 13(d)-3 of the Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities or (2) more than fifty percent (50%) of the assets of the Company, which are used to generate more than fifty percent (50%) of the earnings of the Company in any one of the last three fiscal years, are disposed of, directly or indirectly, by the Company (including stock or assets of a subsidiary(ies)) in a sale, exchange, merger, reorganization or similar transaction.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Executive Compensation Committee appointed by the Board in accordance with Section 5(a) hereof.

     (h) "Common Stock" shall mean the common stock, par value $.125 per share, of the Company.

     (i) "Company" shall mean Technitrol, Inc.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee of the Company or a Designated Subsidiary. Continuous Service shall not be considered interrupted in the case of a leave of absence approved by the Company or by a Designated Subsidiary,


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and in the case of transfers between payroll locations of the Company or between the Company, a Designated Subsidiary or an Affiliate.

     (k) "Designated Subsidiary" shall mean any Affiliate of the Company which has been designated by the Committee as eligible to participate in the Plan.

     (l) "Disability" shall mean a final written determination by the Company's, or its Designated Subsidiary's, as the case may be, long-term disability insurance carrier that the Participant is disabled.

     (m) "Effective Date" shall mean July 1, 2001.

     (n) "Employee" shall mean any person classified as an employee by the Company or a Designated Subsidiary.

     (o) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

     (p) "Market Value" shall mean the fair market value of the Common Stock, as determined under Section 7(b) hereof.

     (q) "Non-employee Director" shall mean any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-employee Director" within the meaning of Rule 16b-3.

     (r) "Option" means an option to purchase Shares of Common Stock.

     (s) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (t) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (u) "Plan" shall mean this Technitrol, Inc. 2001 Stock Option Plan.

     (v) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (w) "Share" shall mean one share of Common Stock.

     (x) "Year of Service" shall mean a full twelve-month period, measured from the date of an Award and each anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

     3.   TERM OF THE PLAN AND AWARDS.

     (a) Term of the Plan.  The Plan shall  continue in effect for a term of ten
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years from the Effective Date, unless sooner  terminated  pursuant to Section 15 hereof. No Awards shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards.  The term of each of the Awards  granted under the Plan
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shall be established by the Committee, but shall not exceed seven years.

     4.   SHARES SUBJECT TO THE PLAN.

     Shares deliverable pursuant to Awards may be (i) authorized but unissued Shares, (ii) Shares held in treasury, or (iii) Shares reacquired by the Company, including Shares purchased on the open market. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

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     5.   ADMINISTRATION OF THE PLAN.

     (a)  Composition of the Committee.  The Plan shall be  administered  by the
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Committee,  which  shall  consist of not less than two (2) members of the Board, all of whom are Non-employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are "disinterested persons," as defined in Rule 16b-3.

     (b) Powers of the Committee. Except as limited by the express provisions of
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the Plan or by resolutions  adopted by the Board,  the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued and the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing or electronically by a majority of the Committee without a meeting, shall be deemed the action of the Committee. If there are only two Committee members, they must act unanimously.

     (c)  Agreement.  Each Award shall be evidenced  by an Agreement  containing
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such  provisions as may be approved by the Committee.  Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and
(iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions,  determinations and
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interpretations  of the Committee  shall be final and  conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as
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they may have, the members of the Committee  shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.   GRANT OF OPTIONS.

     Only  Employees  shall be eligible to receive  Awards.  In selecting  those
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Employees  to whom Awards  will be granted  and the number of shares  covered by
such  Awards,   the  Committee   shall   consider  the   position,   duties  and
responsibilities of the eligible Employees, the value of their services to the Company or its Designated Subsidiaries, and any other factors the Committee may deem relevant. In no event shall an Employee receive a grant of an Option during any single fiscal year of the Company for more than an aggregate of 250,000 shares of Common Stock, except in the case of recruitment of a new

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senior executive in which case the grant may not exceed 500,000 shares of Common
Stock (subject, in either case, to adjustment as provided in Section 10).

     7.   EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee  Discretion.  The Exercise  Price for each Optioned
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Share as to any  particular  Option  shall not be less  than 100% of the  Market
Value of each such Optioned Share on the date of grant.

     (b) Standards for  Determining  Market Value. If the Common Stock is listed
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on a national securities exchange on the date in question, then the Market Value per Share shall be the closing price on such national securities exchange on the date of grant of the Award. If the Common Stock is traded otherwise than on a national securities exchange on the date of grant, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     (c) No Repricing.  The  Committee  shall not have the authority to decrease
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the  Exercise  Price as to any  particular  Option  without the  approval of the shareholders of the Company.

     8.   EXERCISE OF OPTIONS.

     (a) Vesting.  Except as otherwise  determined by the  Committee,  an Option
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shall  become  exercisable  upon the  Participant's  completion  of each Year of
Service after the grant of an Award as follows:  twenty-five percent (25%) after
one  Year  of  Service;   fifty  percent  (50%)  after  two  Years  of  Service;
seventy-five percent (75%) after three Years of Service; and one hundred percent (100%) after four Years of Service. Notwithstanding the preceding sentence, an Option shall become one hundred percent (100%) vested upon termination of the Participant's service due to Disability, death or retirement at or after age 65. An Option may not be exercised for a fractional share. The Committee, in its discretion, may specify in an Award that the vesting of Option Shares shall accelerate upon the attainment by the Participant of certain enumerated performance goals or other terms and conditions specified by the Committee in the Agreement at the time of the Award. If a Participant elects to retire before age 65 but on or after his "early retirement date", as defined in the Technitrol, Inc. Retirement Plan, or has his employment terminated by the Company, other than for Cause, as defined in Section 8(c)(1) below, prior to the completion of four Years of Service after the grant of an Award, the Participant shall be entitled to pro-rata vesting, based upon the number of months elapsed since the grant of such Award to the date of the Employee's retirement or termination by the Company, divided by 48.

     (b) Procedure for Exercise.  A Participant may exercise an Option,  subject
         ----------------------
to provisions relative to its termination and limitations on its exercise, only by (1) written (or, if permitted by the Committee, electronic) notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash of the full consideration of the Option Shares being exercised and all applicable withholding taxes. In addition, if and to the extent authorized by the Committee, a Participant exercising an Option may make all or any portion of any payment due to the Company upon exercise of an Option by delivery of any property (including securities of the Company) other than cash, as long as such property constitutes valid consideration for the Option Shares under applicable law. The Committee may, but need not, permit the payment of applicable withholding taxes due upon exercise of an Option, up to the highest marginal rates then in effect, by the withholding of Shares otherwise issuable upon exercise of the Option. Option Shares withheld in payment of such taxes shall be valued at the Market Value of the Common Stock on the date of exercise. The Committee may impose special restrictions on the use of Option Shares as payment for withholding taxes by individuals subject to Section 16 of the Act.

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     (c) Period of  Exercisability.  Except to the extent otherwise  provided in
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the terms of an Agreement,  or as determined by the Committee,  an Option may be exercised, to the extent vested, by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within 60 days after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of -

          (1) Cause, which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company or Designated Subsidiary (and in the absence of any such agreement, shall mean (A) the continued and willful failure of the Employee to follow the lawful orders of his/her direct superior, (B) violation by the Employee of a published rule or regulation of the Company or a provision of the Company's Statement of Principles (in effect from time to time) or (C) conviction of a crime which renders the Employee unable to perform his/her duties effectively; provided that in the case of(A) or (B), the Company shall give the Employee written notice of the action or omission which the Company believes to constitute cause and the Employee shall have 30 calendar days to cure such action or omission. Determination of "cause" by the Committee shall be final and binding on all parties. The Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) Death, in which case, such Option of the deceased Participant may be exercised within six months from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate, a duly established trust for the benefit of the participant's spouse, lineal ascendants or descendants, or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

          (3) Disability, in which case, such Option may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the Option would otherwise expire.

          (4) Retirement on or after the "early retirement age", as defined in the Technitrol, Inc, Retirement Plan, in which case such Option may be exercised within two years from the date on which the Participant retires, but not later than the date on which the Option would otherwise expire.

     (d) Effect of the  Committee's  Decisions.  The  Committee's  determination
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whether  a   Participant's   Continuous   Service   has  ceased  (or  whether  a
Participant's service has been terminated for cause), and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     9.   CHANGE IN CONTROL

     Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments or upon attainment of performance criteria, upon a Change in Control, all Options shall be immediately exercisable and fully vested. In the event of a Change in Control, at the discretion of the Committee, a Participant may receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

     10.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

     (a)  Recapitalizations;  Stock  Splits,  Etc. The number and kind of shares
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reserved for issuance  under the Plan, and the number and kind of shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a

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different  number or kind of shares or other  securities  of the  Company  which
results  from  a  merger,   consolidation,   recapitalization,   reorganization,
reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving  Entity.  In the
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event of (i) the  liquidation or  dissolution  of the Company,  (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (c) Conditions and Restrictions on New, Additional,  or Different Shares or
         -----------------------------------------------------------------------
Securities.  If, by reason of any  adjustment  made pursuant to this Section,  a
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Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (d) Other  Issuances.  Except as expressly  provided in this  Section,  the
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issuance by the Company or an Affiliate  of shares of stock of any class,  or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     11.  NON-TRANSFERABILITY OF AWARDS.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution (and in the case of will, descent or distribution, solely to give effect to the provisions of Section 8(c)(2) above). Notwithstanding the foregoing, or any other provision of this Plan, the Committee, in its discretion, may permit an Optionee to transfer Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred, subject to the approval of the Committee, only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section. Options which are transferred pursuant to this Section shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

     12.  TIME OF GRANTING AWARDS.

     The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award or the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

     13.  EFFECTIVE DATE.

     The Plan shall become effective as of July 1, 2001.

     14.  MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

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     15.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided, however, the Committee may seek shareholder approval of an amendment if it is determined to be required by or advisable under regulations of the Securities and Exchange Commission, the rules of any stock exchange on which the Company's stock is listed or other applicable law or regulation.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     16.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance  with Securities  Laws.  Shares of Common Stock shall not be
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issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances.  The inability of the Company to obtain approval
         ---------------------
from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c)  Committee  Discretion.  The  Committee  shall  have the  discretionary
          ---------------------
authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     17.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     18.  WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The amount of the withholding requirement shall be the applicable statutory minimum federal, state or local income tax with respect to the award on the date that the amount of tax is to be withheld.

     19.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee to continue service with the Company, a Designated Subsidiary, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

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     20.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that federal law shall be deemed to apply.



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